UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 22, 2008

City National Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10521	95-2568550
(Commission File Number)	(IRS Employer Identification No.)

City National Center
400 North Roxbury Drive, Beverly Hills, California	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 888-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Form 8-K filed with the Securities and Exchange Commission on December 23, 2008.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2008, City National Corporation (the “Corporation”) and City National Bank (the “Bank” and collectively with the Corporation, the “Company”) entered into an Amended and Restated Employment Agreement with Russell Goldsmith, CEO and President of the Company (the “Amended and Restated Employment Agreement”) amending and restating the existing Employment Agreement, dated as of June 30, 2006, including his Supplemental Retirement Benefit attached as Appendix A, and his Employment Agreement originally dated March 31, 1997 attached as Annex A providing benefits in the event of a change in control of the Company.  The amendments (the “Amendments”) were made primarily to achieve compliance with, or exemption from, Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations issued thereunder.  In addition to the Amendments reported in the Form 8-K filed on December 23, 2008, the Amendments also provide that in a change in control event involving the acquisition of a certain percentage of the Company’s outstanding common stock or voting power other than by certain existing stockholders, the percentage of ownership that would trigger a change in control has been increased from 20% to 30% to make it more restrictive to achieve a change in control.  This change in percentage was omitted from the original 8-K and the full form of Amended and Restated Employment Agreement attached thereto as Exhibit 10.15 due to a clerical error.  The corrected form of Amended and Restated Employment Agreement is attached hereto as Exhibit 10.49 and is incorporated herein by reference.  The increase in the percentage of ownership that would trigger a change in control was also made in the change in control plans approved December 3, 2008 for the members of the Company’s Strategy and Planning Committee and Executive Committee, as reported in the Form 8-K filed by the Corporation on December 8, 2008.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits

The following exhibit is filed herewith:

	Exhibit No.	Description

	10.49	Amended and Restated Employment Agreement, dated as of December 22, 2008, by and between Russell Goldsmith, on the one hand, and City National Corporation and City National Bank, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION

April 1, 2009	/s/ Michael B. Cahill
Michael B. Cahill
Executive Vice President,
Corporate Secretary and General Counsel
(Authorized Officer)